EXHIBIT 99(c)


                           [Form of Proxy Card]


                       JEFFERSON SMURFIT CORPORATION


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 1998


                  The undersigned hereby appoints Patrick J. Moore and Michael E. Tierney, each of them with full power of substitution, as proxies of the undersigned to vote all shares of Common Stock, $.01 par value per share, of Jefferson Smurfit Corporation ("JSC") held of record by the undersigned as of the close of business on September 29, 1998, at the Special Meeting (the "Special Meeting") of stockholders of JSC to be held on November 17, 1998, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting including matters described in the Joint Proxy Statement/Prospectus furnished herewith.

                  This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN AND RETURN THIS PROXY; NO BOXES NEED TO BE CHECKED. IF OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES, EXCEPT THAT ANY PROXY VOTED AGAINST PROPOSALS 1 AND 2 WILL NOT BE VOTED IN FAVOR OF ANY PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

                  Your vote is important. Failure to sign and return this Proxy, or attend the Special Meeting and vote by ballot, will have the same effect as a vote against the merger.

                                                              SEE REVERSE SIDE

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                  The Board of Directors of JSC recommends a vote FOR:

         1. Approval of the issuance of shares of Common Stock, par value $.01 per share, of JSC to stockholders of Stone Container Corporation ("Stone") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 10, 1998, as amended, among Stone, a Delaware corporation, JSC and JSC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of JSC, and the amendment of JSC's certificate of incorporation as contemplated by the Merger Agreement. The Merger Agreement and form of Amended and Restated Certificate of Incorporation of JSC incorporating the proposed amendments to the Certificate of Incorporation are attached to the accompanying Joint Proxy Statement/Prospectus as Annex A and Annex B, respectively.

                  |_|  FOR         |_|    AGAINST           |_|    ABSTAIN

         2. Approval of the SSCC 1998 Long Term Incentive Plan (the "Plan"). The Plan is attached to the accompanying Joint Proxy Statement/Prospectus as Annex I.

                  |_|  FOR         |_|    AGAINST           |_|    ABSTAIN

         NOTE THAT APPROVAL OF THE 1998 SSCC LONG TERM INCENTIVE PLAN PROPOSAL (PROPOSAL 2) IS CONDITIONED ON APPROVAL OF THE MERGER PROPOSAL (PROPOSAL 1), BUT APPROVAL OF THE MERGER PROPOSAL IS NOT CONDITIONED ON APPROVAL OF THE 1998 SSCC LONG TERM INCENTIVE PLAN PROPOSAL.

Please mark, date, sign and return in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

The undersigned, hereby acknowledges receipt of a copy of the accompanying notice of Special Meeting and Joint Proxy Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


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(Date)

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(Signature)

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(Title)

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(Signature, if held jointly)




                 PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY